UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

INFORMEDIX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50221	88-0462762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland		20852-4821
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (301) 984-1566

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Harry M. Stokes as Chief Financial Officer. On October 4, 2006, the Company announced the appointment of Harry M. Stokes as its full-time CFO, which was memorialized by the execution of the Employment Offer dated September 28, 2006. The information provided below under Item 1.01 provides a summary of the material terms of the Stokes Employment Agreement and is incorporated by reference into this Item 5.02. A copy of the Company’s press release announcing Mr. Stokes’ appointment is attached to the Current Report as Exhibit 99.1 and incorporated herein by reference.

Mr. Stokes’ Business Experience. Mr. Stokes is an accomplished financial and operating executive with over 25 years of experience managing national and international organizations holding assets from $5 million to in excess of $1 billion. Most recently, he served as CFO for the Transnational Automotive Group (OTC BB: TAMG). From 2002-2005 he served as Chief Financial Officer and Vice President of Finance and Administration for the Major Indoor Soccer League, LLC. From 1994-2002, he was the Managing Director of HMS & Associates, a consulting firm representing high net-worth individuals, and privately held organizations, which provided strategic, operational and financial consulting to both start-up and established domestic and international organizations.

Mr. Stokes previously served as Vice President of Finance for Gund Investment Corporation, where he personally represented a high net-worth individual as a key financial, strategic, operational and investment advisor on all portfolio assets and operated companies. He provided extensive merger, acquisition, integration, turn-around, operating and tax planning counsel and entity leadership. His role also included service as the lead financial adviser for several of the closely held investments.

Departure of Director. On September 27, 2006, Douglas G. Watson resigned from the Board of Directors of InforMedix Holdings, Inc. (the “Company”) effective September 30, 2006. Mr. Watson had served on the InforMedix Board for over 4 ½ years. He stated that he desired to reduce the number of public companies in which he was a board member, and that he has recently resigned from two other public company boards as well. The Company added two new additional directors over the past year and will not be replacing Mr. Watson.

Item 1.01. Entry Into a Material Definitive Agreement.

On October 4, 2006, InforMedix Holdings, Inc. (the “Company”) announced that Harry M. Stokes was engaged as Senior Vice President and the new Chief Financial Officer ("CFO"). The full text of the employment agreement (the ‘Stokes Employment Agreement’)  entered into between the Company and Mr. Stokes is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The following discussion provides a summary of the material terms of the Stokes Employment Agreement which discussion is qualified in its entirety by reference to the entire text of the Stokes Employment Agreement.

The Stokes Employment Agreement provides for a base salary of $180,000 for the first year of employment. His salary shall commence upon the initial closing of the Company’s current financing transaction. Mr. Stokes is to be eligible for an annual $20,000 cash bonus from the Company’s Management Bonus Pool based upon his and the Company’s performance. The term of the agreement is for one year commencing October 1, 2006, to be extended to three years upon final completion of the current financing. Mr. Stokes is to receive between one and three months severance pay if he is terminated without cause, depending upon the year of termination.

Mr. Stokes will participate in the Company’s benefit programs and entered into the Company’s standard form of confidentiality and non-competition agreement.

Item 9.01. Financial Statements and Exhibits

10.1 Employment Offer dated September 28, 2006 between the Registrant and Harry M. Stokes

99.1 Press Release of InforMedix Holdings, Inc. dated October 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2006	INFORMEDIX HOLDINGS, INC.

By: /s/ Bruce A. Kehr
Bruce A. Kehr
Chief Executive Officer